UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2009

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	98-0514342
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On January 20, 2009, Apex Silver Mines Limited (the “Company”) and Sumitomo Corporation (“Sumitomo”) executed a Secured, Super-Priority Debtor-in-Possession Credit and Security Agreement (the “DIP Financing Facility”) under which Sumitomo has agreed to finance the Company’s pro rata portion of operating costs for the San Cristobal mine, up to $35.0 million.  The material terms of the DIP Financing Facility are consistent with the description provided in the Company’s Current Report on Form 8-K filed on January 13, 2009.

The DIP Financing Facility will bear interest at 15% per annum and is secured by substantially all of the Company’s assets.  Sumitomo has agreed not to exercise its remedies as lender under the San Cristobal project finance facility or the MSC Loan Agreement dated August 11, 2008, as amended, until maturity of the DIP Financing Facility.  The DIP Financing Facility will mature on the earliest to occur of: (i) March 31, 2009, (ii) the acceleration of the DIP Financing Facility upon the occurrence of an Event of Default, as defined in the DIP Financing Facility, (iii) February 11, 2009, if the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) has not entered a final order approving the DIP Financing Facility, (iv) the entry of an order from the Bankruptcy Court approving a plan of reorganization that is consistent with the Plan Support Agreement dated January 12, 2009 under which Sumitomo or its affiliates consummate the purchase of the San Cristobal mine under the Purchase and Sale Agreement dated January 12, 2009 (the “Purchase Agreement”), or (v) the entry of Apex or its affiliates into definitive documentation for an alternative transaction.  Upon consummation of the transaction under the Purchase Agreement, Sumitomo has agreed to waive repayment of the DIP Financing Facility.  Upon consummation of an alternative transaction, the Company has agreed to repay the obligations under the DIP Financing Facility in full as well as Sumitomo’s $131.625 million claim as a lender to the San Cristobal mine.  On January 16, 2009, the Bankruptcy Court entered an order approving the DIP Financing Facility on an interim basis, permitting borrowings of up to $15 million.  A hearing to consider final approval of the DIP Financing Facility is set for January 29, 2009.

The DIP Financing Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 12, 2009, the Company and Sumitomo entered into a Purchase and Sale Agreement pursuant to which Sumitomo has agreed to purchase all of the Company’s direct and indirect interests in the San Cristobal mine.  The Company’s Current Report on Form 8-K filed on January 13, 2009 included a description of the terms of the Purchase Agreement.  The Purchase Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03                                             Creation of a direct financial obligation or an obligation under an Off-Balance Sheet Arrangement of the Registrant

The matters described in Item 1.01 of this Form 8-K with respect to the DIP Financing Facility are incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Secured, Super-Priority Debtor-in-Possession Credit and Security Agreement dated January 20, 2009, by and between Apex Silver Mines Limited and Sumitomo Corporation.

10.2

Purchase and Sale Agreement date January 12, 2009 by and among Apex Silver Mines Limited, Apex Luxembourg S.A.R.L., Apex Silver Mines Sweden AB, Apex Silver Mines Corporation, ASC Bolivia LDC (Sucursal Bolivia), Sumitomo Corporation and SC Minerals Aktiebolag.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 26, 2009

Apex Silver Mines Limited

By:	/s/ Gerald J. Malys
Name: Gerald J. Malys
Title: Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Secured, Super-Priority Debtor-in-Possession Credit and Security Agreement dated January 20, 2009, by and between Apex Silver Mines Limited and Sumitomo Corporation.

10.2

Purchase and Sale Agreement date January 12, 2009 by and among Apex Silver Mines Limited, Apex Luxembourg S.A.R.L., Apex Silver Mines Sweden AB, Apex Silver Mines Corporation, ASC Bolivia LDC (Sucursal Bolivia), Sumitomo Corporation and SC Minerals Aktiebolag.